UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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CAMBER ENERGY, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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15915 Katy Freeway, Suite 450

Houston, TX 77094

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held On _____________, 2021

Dear Stockholders:

Camber Energy, Inc. (“we”, “us” or the “Company”) cordially invites you to attend a special meeting of stockholders. The meeting will be held on ______________, 2021, at 10:00 a.m. (Houston time). The meeting will be held virtually via live audio webcast at https://www.issuerdirect.com/virtual-event/CEISpecial (please note this link is case sensitive). At the meeting we will be considering and voting on the following matters:

1. To approve the filing of an amendment to the Company’s Articles of Incorporation to increase the number of our authorized shares of common stock from 250,000,000 to 1,000,000,000; and

2. To consider and vote upon a Proposal to authorize our Board, in its discretion, to adjourn the Special Meeting to another place, or a later date or dates, if necessary or appropriate, to solicit additional proxies in favor of the Proposals listed above at the time of the Special Meeting.

Stockholders who owned our common stock and Series C Redeemable Convertible Preferred Stock (“Series C Preferred Stock”), at the close of business on ___________, 2021] (the “Record Date”), may attend and vote at the meeting, provided that the voting rights of the Series C Preferred Stock holders are subject to the beneficial ownership limitations set out in the Certificate of Designation(s), as amended, with respect to such shares of Series C Preferred Stock. A stockholders list will be available at our offices at 15915 Katy Freeway, Suite 450, Houston, Texas, 77094, for a period of ten days prior to the meeting. We hope that you will be able to attend the meeting.

The enclosed Proxy Statement is also available at https://www.iproxydirect.com/CEISpecial. Stockholders may also request a copy of the Proxy Statement by contacting our main office at (281) 404-4387.

Because of the COVID-19 pandemic, shareholders will not be able to attend the special meeting in person. Please vote electronically via the Internet or by telephone, or, if you requested paper copies of the proxy materials, please complete, sign, date and return the accompanying proxy card in the enclosed postage-paid envelope. See “How do I cast my vote?” in the Proxy Statement for more details.

We hope you can attend the meeting.

By order of the Board of Directors,

/s/ James A. Doris
James A. Doris
Interim Chief Executive Officer

Houston, Texas

November [___], 2021

ii

Appendix:

●	Appendix A – Form of Certificate of Amendment to Articles of Incorporation (see Proposal 1)

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15915 Katy Freeway, Suite 450

Houston, TX 77094

________________________________

PROXY STATEMENT

_______________________________

GENERAL INFORMATION

Camber Energy, Inc. (“Camber,” “we,” “us”, “our” or the “Company”) has made these materials available to you on the Internet or, upon your request, has delivered printed versions of these materials to you by mail, in connection with the Company’s solicitation of proxies for use at a special meeting of stockholders (the “Special Meeting” or the “Meeting”) to be held on __________________, 2021, at 10:00 a.m. (Houston time), and at any postponement(s) or adjournment(s) thereof. The meeting will be held virtually via live audio webcast at https://www.issuerdirect.com/virtual-event/CEISpecial (please note this link is case sensitive). These materials were first sent or given to stockholders on or around _______________, 2021. You are invited to attend the Special Meeting and are requested to vote on the Proposals described in this Proxy Statement.

Information Contained In This Proxy Statement

The information in this Proxy Statement relates to the Proposals to be voted on at the Special Meeting. If you requested printed versions of these materials by mail, these materials also include the proxy card or vote instruction form for the Special Meeting.

Important Notice Regarding the Availability of Proxy Materials

Pursuant to rules adopted by the SEC, the Company uses the Internet as the primary means of furnishing proxy materials to stockholders. Accordingly, the Company is sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to the Company’s stockholders. All stockholders will have the ability to access the proxy materials via the Internet at https://www.iproxydirect.com/CEISpecial or request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. The Notice contains a control number that you will need to vote your shares. Please keep the Notice for your reference through the meeting date. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. The Company encourages stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of its meetings.

DEFINITIONS

Unless the context requires otherwise, references to the “Company,” “we,” “us,” “our,” “Camber” and “Camber Energy, Inc.” refer specifically to Camber Energy, Inc. and its consolidated subsidiaries.

In addition, unless the context otherwise requires and for the purposes of this Proxy Statement only:

●	“Code” means the Internal Revenue Code of 1986, as amended from time to time;
●	“Exchange Act” refers to the Securities Exchange Act of 1934, as amended;
●	“SEC” or the “Commission” refers to the United States Securities and Exchange Commission; and
●	“Securities Act” refers to the Securities Act of 1933, as amended.

INFORMATION CONCERNING SOLICITATION AND VOTING

Our Board is soliciting proxies for the special meeting of stockholders and at any adjournments or postponements of the meeting. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

We will pay all of the costs of soliciting these proxies. Our officers, directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses. The Company may also engage a third party to assist the Company in soliciting proxies for the special meeting and may pay the third party base fees, reasonable out-of-pocket expenses.

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REVERSE STOCK SPLITS

Effective on December 24, 2018, the Company, with the approval of the Company’s Board of Directors, pursuant to Section 78.207 of the Nevada Revised Statutes (NRS), affected a 1-for-25 reverse stock split of the Company’s (a) authorized shares of common stock; and (b) issued and outstanding shares of common stock. The reverse stock split was affected pursuant to the filing of a Certificate of Change pursuant to Nevada Revised Statutes Section 78.209, with the Secretary of State of the State of Nevada.

Additionally, pursuant to the authorization provided by the Company’s stockholders at the Company’s February 19, 2019, annual meeting (pursuant to which the Company’s stockholders granted authority to the Board of Directors, in its sole discretion, to determine whether to proceed with a reverse stock split and, if the Board of Directors so determined, to select the reverse stock ratio, in a ratio of between 1-for-5 and 1-for-25), the Board of Directors approved, on July 1, 2018, a 1-for-25 reverse stock split of the Company’s issued and outstanding shares of common stock, which went effective on July 8, 2019.

On October 28, 2019, the Company, with the approval of the Company’s Board of Directors, pursuant to Section 78.207 of the Nevada Revised Statutes (NRS), filed a Certificate of Change with the Secretary of State of Nevada to affect a 1-for-50 reverse stock split of the Company’s (a) authorized shares of common stock (from 250,000,000 shares to 5,000,000 shares); and (b) issued and outstanding shares of common stock. The reverse stock split was effective on October 29, 2019. The effect of the reverse stock split was to combine every 50 shares of outstanding common stock into one new share, with a proportionate 1-for-50 reduction in the Company’s authorized shares of common stock, but with no change in the par value per share of the common stock. The result of the reverse stock split was to reduce, as of the effective date of the reverse stock split, the number of common stock shares outstanding from approximately 74.5 million shares to approximately 1.5 million shares (prior to rounding).

Effective on April 17, 2020, the Company filed a Certificate of Amendment to its Articles of Incorporation with the Secretary of State of Nevada to increase its authorized shares of common stock to 25 million shares of common stock.

Effective February 23, 2021, the Company filed a Certificate of Amendment to its Articles of Incorporation with the Secretary of State of Nevada to increase its authorized shares of common stock to 250 million shares of common stock.

The information and disclosures set forth in this proxy statement have been retroactively adjusted to reflect the prior reverse stock splits.

QUESTIONS AND ANSWERS

General Questions and Answers

Q:	Who can vote at the meeting?

A:

The Board set ______________, 2021, as the record date for the meeting. You can attend and vote at the meeting if you were a holder of our common stock or, Series C Preferred Stock, at the close of business on the record date, provided that the voting rights of the Series C Preferred Stock holders are subject to the beneficial ownership limitations set out in the Certificate of Designation(s), as amended, with respect to such shares of Series C Preferred Stock. On the record date, there were 250,000,000 shares of common stock issued and outstanding, and 3,886 shares of Series C Preferred Stock issued and outstanding. The votes associated with such Series C Preferred Stock, given beneficial ownership limitations, total 62,421,895, resulting in an aggregate of 312,421,895 total voting shares at the meeting.

Q:	What Proposals will be voted on at the meeting?

A:	Two Proposals are scheduled to be voted upon at the meeting:

●	To approve the filing of an amendment to the Company’s Articles of Incorporation to increase the number of our authorized shares of common stock from 250,000,000 to 1,000,000,000.

●

To consider and vote upon a Proposal to authorize our Board, in its discretion, to adjourn the Special Meeting to another place, or a later date or dates, if necessary or appropriate, to solicit additional proxies in favor of the Proposals listed above at the time of the Special Meeting.

Q:	Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

A:

Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, on or about _____________, 2021, we are sending a Notice of Internet Availability of Proxy Materials to our stockholders of record and beneficial owners. All stockholders will have the ability, beginning on or about ______________, 2021, to access the proxy materials on the website referred to in the Notice of Internet Availability of Proxy Materials or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice of Internet Availability of Proxy Materials. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

Q:	Can I vote my shares by filling out and returning the Notice of Internet Availability of Proxy Materials?

A:

No. The Notice of Internet Availability of Proxy Materials identifies the items to be voted on at the meeting, but you cannot vote by marking the Notice of Internet Availability of Proxy Materials and returning it. The Notice of Internet Availability of Proxy Materials provides instructions on how to vote via the Internet, by telephone or by requesting and returning a paper proxy card. You may also vote during the meeting by following the instructions available on the meeting website during the meeting.

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Q:	How can I get electronic access to the proxy materials?

A:	The Notice of Internet Availability of Proxy Materials will provide you with instructions regarding how to:

●	View our proxy materials for the meeting on the Internet; and

●	Instruct us to send future proxy materials to you electronically by email.

Choosing to receive future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

Q:	How do I cast my vote?

A:

For stockholders whose shares are registered in their own names, as an alternative to voting at the meeting, you may vote via the Internet, by fax, by telephone or, for those stockholders who request a paper proxy card in the mail, by mailing a completed proxy card. The Notice of Internet Availability of Proxy Materials provides information on how to vote via the Internet, fax or by telephone or request a paper proxy card and vote by mail. Those stockholders who request a paper proxy card and elect to vote by mail should sign and return the mailed proxy card in the prepaid and addressed envelope that was enclosed with the proxy materials, and your shares will be voted at the meeting in the manner you direct. In the event that you return a signed proxy card on which no directions are specified, your shares will be voted as recommended by our Board on all matters, and in the discretion of the proxy holders as to any other matters that may properly come before the meeting or any postponement or adjournment of the meeting.

If your shares are registered in the name of a broker, bank or other nominee (typically referred to as being held in “street name”), you will receive instructions from your broker, bank or other nominee that must be followed in order for your broker, bank or other nominee to vote your shares per your instructions. Many brokerage firms and banks have a process for their beneficial holders to provide instructions via the Internet, via fax or over the telephone. If Internet, fax or telephone voting is unavailable from your broker, bank or other nominee, please request a paper copy of the proxy and complete and return the voting instruction card in the addressed, postage paid envelope provided.

In the event you do not provide instructions on how to vote, your broker will not be able to vote your shares. Under the rules that govern brokers who are voting with respect to shares that are held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Non-routine matters include the approval of the amendment to our Articles of Incorporation to increase our authorized common stock and the approval to adjourn the meeting. Please instruct your broker regarding how to vote your shares on these matters promptly. See “Vote Required” following each Proposal for further information.

If your shares are held in the name of a bank, broker, or other nominee and you plan to attend the special meeting, you must obtain your control number from such bank, broker, or other nominee, or contact Issuer Direct Corporation at (919) 481-4000, or 1-866-752-VOTE (8683) to obtain your control number, in order to be admitted and to vote at the meeting.

Q:	Can I revoke or change my proxy?

A:

Yes. You may revoke or change a previously delivered proxy at any time before the meeting by delivering another proxy with a later date, by voting again via the Internet, fax or by telephone, or by delivering written notice of revocation of your proxy to our Secretary at our principal executive offices before the beginning of the meeting. You may also revoke your proxy by attending the meeting and voting at the meeting, although attendance at the meeting will not, in and of itself, revoke a valid proxy that was previously delivered. If you hold shares through a broker, bank or other nominee, you must contact that nominee to revoke any prior voting instructions. You also may revoke any prior voting instructions by voting at the meeting if you obtain a legal proxy as described above.

Q:	How does the Board recommend I vote on the Proposals?

A:

The Board recommends you vote “FOR” the amendment to our Articles of Incorporation to increase our authorized common stock, and “FOR” the approval to adjourn the meeting to a later date, as described above.

Q:	Who will count the vote?

A:	The inspector of election will count the vote.

Q:	What is a “quorum?”

A:

A quorum is the number of shares that must be present to hold the meeting. The quorum requirement for the meeting is 33% of the outstanding voting shares as of the record date, present in person (including virtually) or represented by proxy. Your shares will be counted for purposes of determining if there is a quorum if you are present and vote in person (including virtually) at the meeting; or have voted on the Internet, by fax, by telephone or by properly submitting a proxy card or voting instruction card by mail. Abstentions and broker non-votes also count toward the quorum. An abstention will have the same practical effect as a vote against the ratification of the appointment of our independent registered public accounting firm, the approval of the compensation of our named executive officers (which is non-binding), and the Proposal to approve the adjournment of the meeting, if necessary. “Broker non-votes” occur when brokers, banks or other nominees that hold shares on behalf of beneficial owners do not receive voting instructions from the beneficial owners prior to the meeting and do not have discretionary voting authority to vote those shares.

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Q:	What vote is required to approve each item?

A:	The following table sets forth the voting requirement with respect to each of the Proposals:

Proposal 1 – Approval of the filing of an amendment to the Company’s Articles of Incorporation to increase the number of our authorized shares of common stock from 250,000,000 to 1,000,000,000.	To be approved by stockholders, this Proposal must receive the affirmative “FOR” vote of the holders of a majority of the shares outstanding, and entitled to vote.

Proposal 2 –Approval to adjourn the Special Meeting to another place, or a later date or dates, if necessary or appropriate, to solicit additional proxies in favor of the Proposal listed above at the time of the Special Meeting.

To be approved by stockholders, this Proposal must receive the affirmative “FOR” vote of the holders of a majority of shares represented at the meeting, in person (including virtually) or by proxy, and entitled to vote.

Q:	What does it mean if I get more than one Notice of Internet Availability of Proxy Materials?

A:

Your shares are probably registered in more than one account. Please provide voting instructions for all Notices of Internet Availability of Proxy Materials, proxy and voting instruction cards you receive.

Q:	How many votes can I cast?

A:

Holders of our common stock receive one vote for each share of common stock which they hold as of the Record Date. Holders of our Series C Preferred Stock have the right to cast no votes on the Proposals described above.

Q:	Where can I find the voting results of the meeting?

A:

The preliminary voting results will be announced at the meeting. The final results will be published in a current report on Form 8-K to be filed by us with the SEC within four business days of the meeting.

INSTRUCTIONS FOR THE VIRTUAL ANNUAL MEETING

This year our annual meeting will be a completely virtual meeting. There will be no physical meeting location. The meeting will only be conducted via live audio webcast.

To participate in the virtual meeting, visit https://www.issuerdirect.com/virtual-event/CEISpecial (please note this link is case sensitive), and enter the control number included on your notice of Internet availability of the proxy materials, on your proxy card, or on the instructions that accompanied your proxy materials.

You may vote during the meeting by following the instructions available on the meeting website during the meeting. To the best of our knowledge, the virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure they have a strong Internet connection wherever they intend to participate in the meeting. Participants should also allow plenty of time to log in and ensure that they can hear streaming audio prior to the start of the meeting.

Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints. Questions which are not pertinent to meeting matters will not be answered.

FORWARD LOOKING STATEMENTS

Statements in this Proxy Statement that are “forward-looking statements” are based on current expectations and assumptions that are subject to risks and uncertainties. In some cases, forward-looking statements can be identified by terminology such as “may,” “should,” “potential,” “continue,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions. These forward-looking statements are based on our current estimates and assumptions and, as such, involve uncertainty and risk. Actual results could differ materially from projected results.

We do not assume any obligation to update information contained in this document, except as required by federal securities laws. Although this Proxy Statement may remain available on our website or elsewhere, its continued availability does not indicate that we are reaffirming or confirming any of the information contained herein. Neither our website nor its contents are a part of this Proxy Statement.

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PROPOSAL 1

THE AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF OUR

AUTHORIZED SHARES OF COMMON STOCK FROM 25,000,000 to 250,000,000

General

Our Articles of Incorporation, as amended (the “Articles”), currently authorize the issuance of up to 250,000,000 shares of common stock. As of the date of the proxy statement, 250,000,000 shares of common stock were issued and outstanding, and no shares of common stock were available for future issuance. In order to ensure sufficient shares of common stock will be available for issuance by us, our Board has approved and has recommended that our stockholders approve an amendment to our Articles of Incorporation to increase our authorized shares of common stock from 250,000,000 shares to 1,000,000,000 shares (the “Increase In Authorized Shares”).

We desire to authorize additional shares of common stock to ensure that enough shares will be available [a] for issuance of shares of common stock upon conversion of currently outstanding Series C Preferred Stock, including, but not limited to, the shares issuable upon conversion of, including shares issuable for dividends, interest and conversion premiums thereon, and [b] in the event the Board determines that it is necessary or appropriate to (i) raise additional capital through the sale of equity securities, (ii) provide equity incentives to employees and officers, or (iii) satisfy other corporate purposes. The availability of additional shares of common stock is particularly important in the event that the Board needs to undertake any of the foregoing actions on an expedited basis and thus to avoid the time and expense of seeking stockholder approval in connection with the contemplated issuance of common stock.

The increase in authorized common stock will not have any immediate effect on the rights of existing stockholders. However, the Board will have the authority to issue authorized common stock without requiring future stockholder approval of such issuances, except as may be required by applicable law or the NYSE American, up to the increased amount of authorized shares (i.e., 1,000,000,000 shares). For example, the rules of the NYSE American require that we obtain stockholder approval prior to the issuance of shares of common stock in a private financing at a price less than the greater of the book value or market value of our common stock, where the total number of shares which may be issued pursuant to such transactions is 20% or more of the outstanding common stock prior to issuance.

To the extent that additional authorized shares are issued in the future, they may decrease the existing stockholders’ percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the existing stockholders. It is currently anticipated that a substantial portion of the additional 1,000,000,000 shares of authorized but unissued shares of common stock which will be made available through the increase in authorized shares of common stock will be issued in connection with the conversion of all or a portion of the 3,886 outstanding shares of Series C Preferred Stock, pursuant to the terms of the Series C Preferred Stock. The 3,886 outstanding shares of Series C Preferred Stock are potentially convertible into approximately 498,564,677 shares of common stock, subject to a 9.99% beneficial ownership limitation and further adjustment as provided in the designation of such Series C Preferred Stock. As a result, future conversions of the Series C Preferred Stock would likely cause substantial dilution to existing stockholders.

The increased proportion of unissued authorized shares, compared to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our Board or contemplating a tender offer or other transaction for our combination with another company). However, the Amendment (defined below) is not being proposed in response to any effort of which we are aware to accumulate shares of our common stock or obtain control of our Company, nor is it part of a plan by management to recommend a series of similar amendments to our Board and stockholders.

The holders of common stock have no preemptive rights, and the Board has no plans to grant such rights with respect to any such shares.

The form of the proposed amendment to our Articles of Incorporation to effect the increase in authorized shares of common stock will be in substantially the form as attached to this proxy statement as Appendix A (the “Amendment”).

Stockholders should be aware that because we currently have no authorized but unissued shares of common stock remaining, the holders of our Series C Preferred Stock are currently prevented from converting shares of Series C Preferred Stock (and conversion premiums thereon) into our common stock. We calculate that the holders of Series C Preferred Stock are still due a significant number of shares of common stock upon conversion of the 3,886 currently outstanding shares of Series C Preferred Stock (when including conversion premiums thereon), which number of shares constitute a substantial portion or even exceed the increased number of shares of common stock which would be authorized assuming the Amendment is affected.

The Amendment will become effective on the date of effectiveness set forth in the Amendment when filed with the Secretary of State of the State of Nevada.

As of the date of this proxy statement, we do not have any definitive plans, agreements, or understandings with respect to the additional authorized shares that will become available for issuance after the Amendment has been implemented, except for shares of common stock which may be issued upon conversion of the Series C Preferred Stock.

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No Appraisal Rights

Under Nevada law, our stockholders are not entitled to appraisal rights with respect to the increase to the number of authorized shares of common stock.

Vote Required

The affirmative vote of the holders of a majority of our outstanding voting shares entitled to vote at the meeting (including virtually) is required to approve this Proposal. Abstentions will have the same effect as shares voted against this proposal. Broker non-votes will have the same effect as shares voted against this proposal. For the approval of this Proposal, you may vote “FOR” or “AGAINST” or abstain from voting.

Board Recommendation

Our Board recommends that you vote “FOR” the adoption of the amendment to the Articles of Incorporation to increase the number of shares of authorized common stock.

PROPOSAL 2

ADJOURNMENT OF THE SPECIAL MEETING

Our stockholders may be asked to consider and act upon one or more adjournments of the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of the other Proposal set forth in this Proxy Statement.

If a quorum is not present at the Special Meeting, our stockholders may be asked to vote on the Proposal to adjourn the Special Meeting to solicit additional proxies. If a quorum is present at the Special Meeting, but there are not sufficient votes at the time of the Special Meeting to approve the other Proposal set forth in this Proxy Statement, our stockholders may also be asked to vote on the Proposal to approve the adjournment of the Special Meeting to permit further solicitation of proxies in favor of the other Proposal. However, a stockholder vote may be taken on the other Proposal in this Proxy Statement prior to any such adjournment if there are sufficient votes for approval on such Proposal.

If the adjournment Proposal is submitted for a vote at the Special Meeting, and if our stockholders vote to approve the adjournment Proposal, the meeting will be adjourned to enable the Board to solicit additional proxies in favor of the other Proposal. If the adjournment Proposal is approved, and the Special Meeting is adjourned, the Board will use the additional time to solicit additional proxies in favor of the other Proposal to be presented at the Special Meeting, including the solicitation of proxies from stockholders that have previously voted against the relevant Proposal.

The Board believes that, if the number of voting shares voting in favor of any of the Proposals presented at the Special Meeting is insufficient to approve a Proposal, it is in the best interests of our stockholders to enable the Board, for a limited period of time, to continue to seek to obtain a sufficient number of additional votes in favor of the Proposal. Any signed proxies received by us in which no voting instructions are provided on such matter will be voted in favor of an adjournment in these circumstances. The time and place of the adjourned meeting will be announced at the time the adjournment is taken. Any adjournment of the Special Meeting for the purpose of soliciting additional proxies will allow our stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting as adjourned or postponed.

Vote Required

The approval of the adjournment of the Special Meeting, if necessary or appropriate, to another place, date or time, if deemed necessary or appropriate, in the discretion of the Board of Directors, requires the vote of a majority of the shares of stock entitled to vote which are present, in person (including virtually) or by proxy at the Special Meeting. As a result, abstentions will have the same practical effect as votes against this Proposal. Broker non-votes will have no effect on the outcome of this Proposal. For the approval of the adjournment, you may vote “FOR” or “AGAINST” or abstain from voting.

Board Recommendation

The Board recommends that you vote “FOR” the approval of the adjournment of the Special Meeting, if necessary or appropriate, to another place, date or time, if deemed necessary or appropriate, in the discretion of the Board of Directors.

OTHER INFORMATION

Security Ownership of Certain Beneficial Owners and Management

The following table presents certain information as of ________________, 2021, as to:

●	each shareholder known by us to be the beneficial owner of more than five percent of our outstanding shares of common stock,
●	each director,
●	each executive officer, and
●	all directors and executive officers as a group.

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The percentages shown in the table under the column “Percent” are based on 250,000,000 shares of common stock outstanding as of December 23, 2020.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and/or investing power with respect to securities. These rules generally provide that shares of common stock subject to options, warrants or other convertible securities that are currently exercisable or convertible, or exercisable or convertible within 60 days of the Record Date, are deemed to be outstanding and to be beneficially owned by the person or group holding such options, warrants or other convertible securities for the purpose of computing the percentage ownership of such person or group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group.

To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to applicable community property laws. Unless otherwise indicated, the address for each of the officers or directors listed in the table below is 15915 Katy Freeway, Suite 450, Houston, Texas, 77094.

Stockholder	Number of Shares of Common Stock	Percent of Common Stock(#)
Executive Officers and Directors
James A. Doris	—	—%
Frank W. Barker	—	—%
Robert Green	—	—%
Fred S. Zeidman	—	—%
James G. Miller	—	—%
All Executive Officers and Directors as a Group (Four Persons)	—	—
Greater than 5% Stockholders
Discover Growth Fund, LLC (1)	24,975,000	9.99%
Antilles Family Office, LLC (2)	24,975,000	9.99%
EMC Capital Partners, LLC (3)	24,975,000	9.99%

____________

* Indicates beneficial ownership of less than 1% of the outstanding common stock.

(1)

103 South Church Street, 4th Floor, Grand Cayman KYI-002, Cayman Islands. As of November __, 2021, the holder holds 518 shares of Series C Redeemable Convertible Preferred Stock; provided that the Company may not issue shares which, when aggregated with all other shares of common stock then deemed beneficially owned by the holder, would result in the reporting person holding at any one time more than 9.99% of all common stock outstanding immediately after giving effect to such issuance. The Company believes that Sheniqua T. Rouse-Pierre and/or John Kirkland has voting and dispositive control over the securities held by the shareholder.

(2)

5330 Yacht Haven Grande, Suite 206, St. Thomas, Virgin Islands, 00802. As of November __, 2021, the holder holds 1,575 shares of Series C Redeemable Convertible Preferred Stock; provided that the Company may not issue shares which, when aggregated with all other shares of common stock then deemed beneficially owned by the holder, would result in the reporting person holding at any one time more than 9.99% of all common stock outstanding immediately after giving effect to such issuance. The Company believes that Sheniqua T. Rouse-Pierre and/or John Kirkland has voting and dispositive control over the securities held by the shareholder.

(3)

16192 Coastal Highway, Lewes, DE, 19958-9776. As of November __, 2021, the holder holds 1,793 shares of Series C Redeemable Convertible Preferred Stock; provided that the Company may not issue shares which, when aggregated with all other shares of common stock then deemed beneficially owned by the holder, would result in the reporting person holding at any one time more than 9.99% of all common stock outstanding immediately after giving effect to such issuance. The Company believes that Borris Cohen has voting and dispositive control over the securities held by the shareholder.

Dissenters’ Rights

Under Nevada law there are no dissenters’ rights available to our stockholders in connection with any of the Proposals.

Other Matters

The Board of Directors knows of no other business to be brought before the Special Meeting. If, however, any other business should properly come before the Special Meeting, the persons named in the accompanying proxy will vote the proxy in accordance with applicable law and as they may deem appropriate in their discretion, unless directed by the proxy to do otherwise.

Interest of Certain Persons in or Opposition to Matters to Be Acted Upon

(a)	No officer or director of the Company has any substantial interest in the matters to be acted upon, other than his role as an officer or director of the Company.

(b)	No director of the Company has informed the Company that he intends to oppose the action taken by the Company set forth in this proxy statement.

7

Additional Information

Our Annual Report to Stockholders on Form 10-K covering the fiscal year ended March 31, 2020, our Quarterly Reports on Form 10-Q and other information are available on our website (www.camber.energy) and may also be obtained by calling (281) 404-4387 or writing to the address below:

Camber Energy, Inc.

15915 Katy Freeway, Suite 450

Houston, TX 77094

Attn: Secretary

The persons designated to vote shares covered by our Board’s proxies intend to exercise their judgment in voting such shares on other matters that may properly come before the meeting. Management does not expect that any matters other than those referred to in this Proxy Statement will be presented for action at the meeting.

Sincerely,

/s/ James A. Doris
James A. Doris
Chief Executive Officer

Houston, Texas

November [__], 2021

8

APPENDIX A

*090204*

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:
Camber Energy, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

Article Four Capital Stock is deleted and replaced in its entirety with Article Four set forth on the attachment hereto (which shall have no effect on any previously designated series of preferred stock)

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:

4. Effective date and time of filing: (optional)	Date:	Time:
(must not be later than 90 days after the certificate is filed)

A-1

5. Signature: (required)

X
Signature of Officer

*lf any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Amend Profit-After Revised: 1-5-15

A-2

ARTICLE FOUR. CAPITAL STOCK

A.	General Authorization.

The Corporation has the authority to issue one billion ten million (1,010,000,000) shares of stock consisting of:

(1)	Common Stock. One Billion (1,000,000,000) shares of common stock, having a par value of $0.001 per share (the “Common Stock”); and

(2)	Preferred Stock. Ten Million (10,000,000) shares of Preferred Stock having a par value of $0.001 per share (the “Preferred Stock”).

All capital stock when issued shall be fully paid and nonassessable. No holder of shares of stock of this Corporation is entitled as such to any pre-emptive or preferential rights to subscribe to any unissued stock or any other securities which the Corporation may now or hereafter issue.

B.	Common Stock.

(1)	Number of Shares. The Common Stock shall consist of one billion (1,000,000,000) shares.

(2)

Voting. Except as provided in these Articles of Incorporation or by applicable law, each holder of Common Stock is entitled to one vote for each share of Common Stock held of record on all matters as to which Common Stockholders are entitled to vote, which voting rights shall not be cumulative in any election of Directors.

(3)

Other Rights. Each share of Common Stock issued and outstanding shall be identical in all respects with each other such share, and no dividends shall be paid on any shares of Common Stock unless the same dividend is paid on all shares of Common Stock outstanding at the time of such payment. Except for and subject to those rights expressly granted to the holders of Preferred Stock and except as may be provided by the laws of the State of Nevada, the Common Stockholders shall have all other rights of stockholders.

C.	Preferred Stock.

Subject to the terms contained in any designation of a series of Preferred Stock, the Board of Directors is expressly authorized, at any time and from time to time, to fix, by resolution or resolutions, the following provisions for shares of any class or classes of Preferred Stock of the Corporation:

(1)

The designation of such class or series, the number of shares to constitute such class or series which may be increased (but not below the number of shares of that class or series then outstanding) by a resolution of the Board of Directors;

(2)	Whether the shares of such class or series shall have voting rights, in addition to any voting rights provided by law, and if so, the terms of such voting rights;

(3)

The dividends, if any, payable on such class or series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, and the preference or relation which such dividends shall bear to the dividends payable on any share of stock of any other class or any other shares of the same class;

(4)

Whether the shares of such class or series shall be subject to redemption by the Corporation, and, if so, the times, prices and other conditions of such redemption or a formula to determine the times, prices and such other conditions;

A-3

(5)

The amount or amounts payable upon shares of such series upon, and the rights of the holders of such class or series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;

(6)

Whether the shares of such class or series shall be subject to the operation of a retirement or sinking fund, and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such class or series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

(7)

Whether the shares of such class or series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of the same class or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchanges;

(8)

The limitations and restrictions, if any, to be effective while any shares of such class or series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of the Common Stock or shares of stock of any other class or any other series of the same class;

(9)

The conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issuance of any additional stock, including additional shares of such class or series or of any other series of the same class or of any other class;

(10)

The ranking (be it pari passu, junior or senior) of each class or series vis-à-vis any other class or series of any class of Preferred Stock as to the payment of dividends, the distribution of assets and all other matters;

(11)

Facts or events to be ascertained outside the articles of incorporation of the Corporation, or the resolution establishing the class or series of stock, upon which any rate, condition or time for payment of distributions on any class or series of stock is dependent and the manner by which the fact or event operates upon the rate, condition or time of payment;

(12)

Any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof, insofar as they are not inconsistent with the provisions of the Articles of Incorporation of this Corporation, to the full extent permitted by the laws of the State of Nevada.

The powers, preferences and relative, participating, optional and other special rights of each class or series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

[Proxy Card]

CAMBER ENERGY, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS SPECIAL MEETING OF STOCKHOLDERS – [____], 2021 AT 10:00 A.M. LOCAL TIME
CONTROL ID:
REQUEST ID:

The undersigned stockholder of CAMBER ENERGY, INC., a Nevada corporation (the “Company”), hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement of the Company, each dated on or around [_____], 20[__], and hereby appoints James A. Doris and Frank W. Barker, Jr. (the “Proxies”), or any one of them, with full power of substitution and authority to act in the absence of the other, each as proxies and attorneys-in-fact, to cast all votes that the undersigned is entitled to cast at, and with all powers that the undersigned would possess if personally present at, the special meeting of stockholders of the Company, to be held on [__________], 2021, at 10:00 a.m. Central Time, at https://www.issuerdirect.com/virtual-event/CEISpecial (please note this link is case sensitive), and at any adjournment or adjournments thereof, and to vote all shares of the Company that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side, and all such other business as may properly come before the meeting. I/we hereby revoke all proxies previously given..

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS
If you vote by phone, fax or internet, please DO NOT mail your proxy card.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
FAX:	Complete the reverse portion of this Proxy Card and Fax to 202-521-3464.
INTERNET:	https://www.iproxydirect.com/CEISpecial
PHONE:	1-866-752-VOTE(8683)

SPECIAL MEETING OF THE STOCKHOLDERS OF CAMBER ENERGY, INC.			PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
Proposal 1		→	FOR	AGAINST	ABSTAIN
	To approve an amendment to the Company’s Articles of Incorporation to increase the number of our authorized shares of common stock from 250,000,000 to 1,000,000,000.		☐	☐	☐

Proposal 2		→	FOR	AGAINST	ABSTAIN

To consider and vote upon a Proposal to authorize our Board, in its discretion, to adjourn the Special Meeting to another place, or a later date or dates, if necessary or appropriate, to solicit additional proxies in favor of the Proposals listed above at the time of the Special Meeting.

			☐	☐	☐
MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING: ☐

This Proxy, when properly executed will be voted as provided above, or if no contrary direction is indicated, it will be voted “For” Each of Proposals 1 and 2, and for all such other business as may properly come before the meeting in the sole determination of the Proxies.

MARK HERE FOR ADDRESS CHANGE ☐ New Address (if applicable):
____________________________
____________________________
____________________________

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: ________________________, 2021

(Print Name of Stockholder and/or Joint Tenant)

(Signature of Stockholder)

(Second Signature if held jointly)